UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 3, 2013

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On September 3, 2013, the Board of Directors (the “Board”) of Impac Mortgage Holdings, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company to stockholders of record as of the close of business on September 16, 2013 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A-1 Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company at an exercise price of $50.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Purchase Price”). The complete terms of the Rights are set forth in a Tax Benefits Preservation Rights Agreement (the “Rights Agreement”), dated as of September 3, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report. The following summary provides only a general description of the Rights Agreement and is qualified in its entirety by reference to such exhibits.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Purpose of the Rights Agreement

By adopting the Rights Agreement, the Board is helping to preserve the value of certain deferred tax benefits, including those generated by net operating losses (collectively, the “Tax Benefits”).  In general, the Company may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. The Rights Agreement also has certain ancillary anti-takeover effects.

The Tax Benefits can be valuable to the Company.  However, the Company’s ability to use these Tax Benefits would be substantially limited and impaired if it were to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder.  Generally, the Company will experience an “ownership change” if the percentage of the shares of Common Stock owned by one or more “five-percent shareholders” increases by more than 50 percentage points over the lowest percentage of shares of Common Stock owned by such stockholder at any time during the prior three year on a rolling basis.  The Rights Agreement reduces the likelihood that changes in the Company’s investor base have the unintended effect of limiting the Company’s use of its Tax Benefits.  As such, the Rights Agreement has a 4.99% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.99% or more of the outstanding Common Stock without the prior approval of the Board.   This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company’s stock are not included in the calculation of “ownership change” for purposes of

Section 382 of the Code. The Board believes it is in the best interest of the Company and its stockholders that the Company provide for the protection of the Tax Benefits by adopting the Rights Agreement.  The Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Rights Agreement if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in the best interests of the Company.

Issuance and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding share of Common Stock.  Until the Distribution Date (as defined below):

•                  the Rights will be evidenced by and trade with the certificates for shares of Common Stock (or, with respect to any uncertificated shares of Common Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•                  new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•                  the surrender for transfer of any certificates for shares of Common Stock (or the surrender for transfer of any uncertificated Common Stock registered in book entry form) will also constitute the transfer of the Rights associated with such Common Stock.

Distribution Date; Separation of Rights

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become separately tradable and exercisable only upon the earlier of:

(i)             ten business days  (or such later day as the Board may determine) following a public announcement that a person or group of affiliated or associated persons (collectively, an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the outstanding Common Stock; or

(ii)          ten business days (or such later day as the Board may determine) following the announcement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

The date on which the Rights separate from the Common Stock and become exercisable is referred to as the “Distribution Date.”

As soon as practicable after the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain acquisitions of Common Stock from the applicable ownership trigger if the Board determines that the requested acquisition will not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits, or is in the best interests of the Company despite the fact it may adversely impact in a material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability of the Tax Benefits.

Rights Holders Have No Rights as Stockholder Until Right Is Exercised

Until a Right is exercised, the holder of such Right will have no rights as a stockholder of the Company (beyond those possessed as an existing stockholder), including, without limitation, the right to vote or to receive dividends with respect to the Right.

Existing Holders

The Rights Agreement provides that any person or entity who otherwise would be an Acquiring Person on the date the Rights Agreement was adopted (each, an “Existing Holder”) will not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless such Existing Holder increases its beneficial ownership over such Existing Holder’s lowest percentage of ownership of the Common Stock after the adoption of the Rights Agreement, subject to specified exceptions.

Preferred Shares Purchasable Upon Exercise of Right

After the Distribution Date, each Right will entitle the holder to purchase, for $50.00 (the “Purchase Price”), one one-thousandth of a Preferred Share having economic and other terms similar to that of one share of Common Stock. This portion of a Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.

More specifically, each one one-thousandth of a Preferred Share, if issued, will:

•                  not be redeemable;

•                  entitle holders to quarterly dividend payments of $0.00001 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•                  entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•                  have the same voting power as one share of Common Stock; and

•                  entitle holders to a per share payment equal to the payment made on one share of Common Stock  if the Common Stock is exchanged via merger, consolidation or a similar transaction.

“Flip-in” Rights

At any time after a Distribution Date has occurred, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon paying the Purchase Price and in lieu of a number of one one-thousandths of a share of Preferred Stock, Common Stock (or, in

certain circumstances, cash or other of our securities) having a market value equal to two times the Purchase Price of the Right.   However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.  Following the occurrence of an event set forth above, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

“Flip-over” Rights

In the event any person or group becomes an Acquiring Person and the Company merges into or engages in certain other business combinations with an Acquiring Person, or 50% or more of the Company’s consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company that at the time of such transaction will have a market value equal to two times the Purchase Price of the Right.

Exchange of Rights

At any time after a person becomes an Acquiring Person, in lieu of allowing the “flip-in” to occur, the Board may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of the Common Stock (or, under certain circumstances, cash, property or other securities of the Company, including fractions of a share of preferred stock) per Right (subject to adjustment). Notwithstanding the foregoing, the Board may not conduct such an exchange at any time any person (other than the Company or certain entities affiliated with the Company) together with such person’s affiliates or associates becomes the beneficial owner of 50% or more of the Common Stock.

Redemption of Rights

At any time prior to a Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as the Board may establish. Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.  The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Expiration Date of the Rights

The Rights will expire on the earliest of:

•                                          September 2, 2016, the three-year anniversary of the adoption of the Rights Agreement;

•                                          the time at which the Rights are redeemed or exchanged under the Rights Agreement;

•                                          the final adjournment of the Company’s 2014 annual meeting of stockholders if stockholders fail to approve the Rights Agreement with a majority of the votes cast by holders of shares of Common Stock at the 2014 annual meeting of stockholders;

•                                          the repeal of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits;

•                                          the beginning of a taxable year with respect to which the Board determines that no Tax Benefits may be carried forward; or

•                                          such time when the Board determines that a limitation on the use of Tax Benefits under Section 382 would no longer be material to the Company.

Amendment of Rights

The terms of the Rights may be amended by a resolution of the Board without the consent of the holders of the Rights prior to the Distribution Date.  Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Rights Agreement or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Terms of the Preferred Stock

In connection with the Rights Agreement, the Board designated 2,500,000 shares of the Preferred Stock, as set forth in the Articles Supplementary for Series A-1 Junior Participating Preferred Stock (the “Articles Supplementary”) filed with the State Department of Assessments and Taxation of Maryland on September 4, 2013.

This summary description of the Rights Agreement and the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Articles Supplementary, as applicable, which are attached hereto as Exhibits 4.1 and 3.1, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 and 5.03, which is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on September 4, 2013, in connection with its adoption of the Rights Agreement, the Company filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland, whereby the Company created, authorized and provided for 2,500,000 shares of Series A-1 Junior Participating Preferred Stock, and set forth the rights, preferences and qualifications, limitations and restrictions on the Preferred Stock. The information regarding the Preferred Stock set forth in Item 1.01 is incorporated by reference into this Item 5.03. The Articles Supplementary are attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 4, 2013, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

3.1	Articles Supplementary of Series A-1 Junior Participating Preferred Stock.

4.1	Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press Release dated September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 3, 2013

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President & General Counsel

Exhibit Index

Exhibit Number	Description

3.1	Articles Supplementary of Series A-1 Junior Participating Preferred Stock.

4.1	Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press Release dated September 4, 2013.